UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2013 (June 24, 2013)

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2013, Allergan, Inc. (“the Company”) issued a press release announcing the appointment of Douglas S. Ingram, the Company’s current Executive Vice President and President, Europe, Africa, Middle East, to serve as President of Allergan, effective July 1, 2013 (the “Effective Date”). David E.I. Pyott will continue to serve the Company as Chairman of the Board and Chief Executive Officer.

On June 24, 2013, Mr. Ingram accepted a written offer letter (the “Offer Letter”) from the Company. Pursuant to the terms of the Offer Letter, Mr. Ingram will receive a base salary of $700,000, representing a 15% increase over his current base salary to reflect his new responsibilities, which will include leading all of Allergan’s global commercial operations. Mr. Ingram will continue to participate in the Company’s Management Bonus Plan and will be eligible to receive an annual bonus, targeted at 80% of his annual base salary, prorated beginning on the Effective Date and continuing through December 31, 2013. The Company anticipates that Mr. Ingram will participate in the Company’s Executive Bonus Plan beginning January 1, 2014. In addition, the Company will continue to pay certain expatriate expenses, consistent with past practice, until Mr. Ingram is repatriated from the United Kingdom to the United States, which the Company expects will occur during the first quarter of 2014.

On June 24, 2013, David J. Endicott, the Company’s current Corporate Vice President and President, Allergan Medical, Latin America and Asia Pacific, notified the Company of his decision to resign from the Company, effective July 9, 2013. The Company and Mr. Endicott have entered into a Severance and General Release Agreement (the “Severance Agreement”), dated as of June 26, 2013, which provides, subject to the terms and conditions therein, for the orderly separation of Mr. Endicott from the Company. Pursuant to the terms of the Severance Agreement, and consistent with the Company’s Amended and Restated Severance Pay Plan, Mr. Endicott will receive a payment of $648,667, reflecting fourteen (14) months pay at Mr. Endicott’s final base monthly salary, in addition to all accrued, unused vacation days and floating holidays. Mr. Endicott will also be eligible to receive a prorated portion of his 2013 bonus under the Company’s Management Bonus Plan, if any, provided that all conditions under the Severance Agreement have been satisfied at the time awards under the Management Bonus Plan are paid to eligible employees.

Descriptions of the Company’s Management Bonus Plan, Executive Bonus Plan, and Amended and Restated Severance Pay Plan are contained in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2013 and are incorporated herein by reference. A description of Mr. Ingram’s business experience is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2013 and is incorporated herein by reference. A copy of the Company’s press release announcing Mr. Ingram’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Allergan, Inc. press release dated June 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: June 28, 2013	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

99.1	Allergan, Inc. press release dated June 24, 2013